TRANSAMERICA          Transamerica Occidental Life Insurance Company
Occidental Life       Home Office:  Cedar Rapids, IA  52499
                      Marketing Office:  Los Angeles, CA  90015
                      Administrative Office:  P.O. Box 417002
                      Kansas City, MO  64141-7002


Application Supplement
Variable Universal Life Insurance
APE 1-102


Proposed Insured:  ____________________________________________________________

Additional Proposed Insured:  _________________________________________________

Application Date:  _______________________  Plan Applied For:  ________________

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1   Premium Allocation
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You may allocate your net premiums among the investment options indicated below.
All allocation percentages must be in whole numbers and must total 100%. The
Company may limit the number of sub-accounts of the separate account to which you may allocate your net premiums.
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Premium                                              Premium
Allocation                                           Allocation
Percentage          Investment Options               Percentage        Investment Options
_____%  ATST Asset Allocation - Conservative         _____%  Dreyfus IP MidCap Stock Portfolio
_____%  ATST Asset Allocation - Growth               _____%  Dreyfus Socially Responsible Growth
_____%  ATST Asset Allocation - Moderate Growth      _____%  Dreyfus VIF - Appreciation Portfolio
_____%  ATST Asset Allocation - Moderate             _____%  Dreyfus VIF - Develop. Leaders Portfolio
_____%  ATST Capital Guardian Global                 _____%  Fidelity VIP Contrafund_ Portfolio SC2
_____%  ATST Capital Guardian Value                  _____%  Fidelity VIP Equity-Income Portfolio SC2
_____%  ATST Clarion Real Estate Securities          _____%  Fidelity VIP Index 500 Portfolio SC2
_____%  ATST Federated Growth and Income             _____%  Franklin Small Cap Value Securities Fund
_____%  ATST Great Companies - Technology            _____%  Franklin Small-Midcap Growth Secs Fund
_____%  ATST JP Morgan Mid Cap Value                 _____%  Janus Aspen Series Balanced
_____%  ATST Marsico Growth                          _____%  Janus Aspen Series Worldwide Growth
_____%  ATST Mercury Large Cap Value                 _____%  MFS Emerging Growth Series
_____%  ATST PIMCO Total Return                      _____%  MFS Investors Trust Series
_____%  ATST Templeton Great Companies Global        _____%  MFS Research Series
_____%  ATST Third Avenue Value                      _____%  PIMCO VIT Real Return - Admin
_____%  ATST Transamerica Convertible Securities     _____%  PIMCO VIT StocksPLUS Growth & Income-Adm
_____%  ATST Transamerica Equity                     _____%  Premier VIT OpCap Managed Portfolio
_____%  ATST Transamerica Growth Opportunities       _____%  Premier VIT OpCap Small Cap Portfolio
_____%  ATST Transamerica Money Market               _____%  Van Kampen UIF Core+Fixed Income-Cl 1
_____%  ATST Transamerica U.S. Gov't Securities      _____%  Van Kampen UIF Emerging Mkts Equity-Cl 1
_____%  ATST Van Kampen Emerging Growth              _____%  Van Kampen UIF High Yield-Cl 1
_____%  Alger American Income & Growth               _____%  Van Kampen UIF International Magnum-Cl 1
_____%  AllianceBernstein VP Growth and Income       _____%  Fixed Account
_____%  AllianceBernstein VP Large Cap Growth          100 %    Total

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2   Telephone Access Privilege
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This option allows you or your registered representative to authorize certain transactions (within limits) under the policy by telephone. These transactions include transfers, allocation changes and policy loan requests (within limits). Additional information is included in the Acknowledgements and Signatures section. You will automatically have this privilege unless you check the following box:

 _ I (we) do not want the telephone access privilege.





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3   Acknowledgements and Signatures:


I (we) acknowledge receipt of the current prospectuses that describe the variable universal life insurance policy applied for and the sub-accounts of the separate account that are available under this policy. I (we) have reviewed the prospectuses and believe that the variable universal life insurance policy is consistent with my (our) insurance needs, investment objectives and investment risk tolerance. I (we) understand that any death benefit in excess of the face amount and any policy value of the policy applied for may increase or decrease depending on the investment results of the sub-accounts of the separate account and interest earnings of the fixed account. The portion of the policy value in the fixed account will earn interest at a rate set by the Company.
 This rate will not be less than the guaranteed minimum interest rate for the plan issued. There is no guaranteed minimum policy value or net cash values. The policy value and net cash values may decrease to the point where the policy will lapse without further value, unless additional premium payments are made. I (we) agree that no registered representative or broker is authorized to amend, alter or modify the terms of this application supplement. I (we) agree that, unless I
(we) did not accept the telephone access privilege, I (we) understand that the Company is authorized to honor telephone requests by me (us) or by my (our) registered representative to make certain transactions under the policy. I (we) also understand that partial surrenders or a full surrender of the policy cannot be made by telephone. This Application Supplement is a part of the application for the policy. All conditions under the application apply to this Application Supplement.

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
Signed at (city, state):______________________       On (date):___________________________________


X______________________________________________      X____________________________________________
   Signature of Proposed Insured                        Signature of Additional Proposed Insured


X______________________________________________      X____________________________________________
   Signature of Owner (if other than Proposed Insured) If owner is a corporation, an authorized officer, other than the proposed insured, must sign as
                                                       owner, give corporate title and full name of corporation.


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Daytime Phone Number                                                   Daytime Phone Number



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E-mail address                                                         E-mail address



X______________________________________________      X____________________________________________
Witness to all Signatures                             Countersigned (Licensed Resident agent, if required)


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(NOT PART OF APPLICATION OR APPLICATION SUPPLEMENT)


                      REGISTERED REPRESENTATIVE INFORMATION

Indicate City/County as required in AL, GA, KY, LA: ___________________________

What is the purpose for this insurance? _______________________________________

How long have you known the Proposed Insured(s)? ______________________________
                                                  (Proposed Insured)
                                                 ______________________________
                                                  (Additional Proposed Insured)


Proposed Insured is:       [] Single     [] Married     [] Divorced  [] Widowed

Additional Proposed Insured is:  [] Single  [] Married [] Divorced  [] Widowed

     Yes     No    Is this insurance in the category for which
                   commission payment may be restricted under the laws of your State?

     Yes     No    If yes, are you qualified to receive commissions?

     Yes     No    To the best of your knowledge, could replacement be involved?

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Based on information furnished by the proposed insured(s) or owner(s), I certify that I have reasonable grounds to believe that the purchase of the policy applied for is suitable. I further certify that the prospectuses were delivered and that no written sales materials other than those furnished or approved by the Company were used.

X_________________________________________________            __________________________________________________
   Signature of Registered Representative                              Date

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Print Name of Registered Representative                       Registered Representative Number            Share %


X_________________________________________________            __________________________________________________
   Signature of Second Registered Representative (if applicable)                Date

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Print Name of Second Registered Representative (if applicable) Registered Representative Number           Share %


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Daytime Phone Number                                                   Fax Number

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Business E-mail address

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Broker/Dealer Affiliation                                     General Agency Affiliation (if any)         GA Code

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Address                                                       Address

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Underwriting Requirements (check one)

    The initial underwriting requirements have been ordered, including scheduling the paramedical examination.

    I request that the Underwriting Department manage the gathering of the initial underwriting requirements.

    Other (please provide detailed information)



X___________________________________________
   Signature of Registered Principal

 _____________________________________________
 Date Approved as to Suitability